ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD DECLARES QUARTERLY DIVIDEND OF $0.15 PER COMMON
SHARE

PEMBROKE, BERMUDA, March 14, 2007 - Allied World Assurance Company Holdings, Ltd (NYSE: AWH) today announced that its Board of Directors has declared a quarterly dividend of $0.15 per common share. The dividend will be payable on April 5, 2007 to shareholders of record on March 20, 2007.

About Allied World Assurance Company

Allied World Assurance Company Holdings, Ltd, founded in November 2001, is one of Bermuda’s leading property and casualty insurers. The company, through its operating subsidiaries, offers property and casualty insurance and reinsurance on a worldwide basis. The principal operating subsidiaries of Allied World Assurance Company Holdings, Ltd have A (Excellent) ratings from A.M. Best Company and A- ratings from Standard & Poor’s. The company’s Bermuda and U.S. operating subsidiaries are rated A2 by Moody’s Investors Service.

For further information, please contact:

Investor Contact:	Media Contact:
Jamie Tully/Susan Burns
Keith Lennox	Sard Verbinnen & Co
Allied World Assurance Company	212-687-8080
212-635-5319	jtully@sardverb.com
keith.lennox@awac.com	sburns@sardverb.com